SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                    /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Confidential for use of the Commission only
    (as permitted by Rule 14a-6(e)(2))
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to ss. 240.14a-12

                             Erie Indemnity Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   _____________________________________________________________________________

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/_/ Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 25, 2000

To the Holders of Class A Common Stock and
Class B Common Stock of ERIE INDEMNITY COMPANY:

     The Annual Meeting of Shareholders of Erie Indemnity Company (the "Company") will be held at 3:00 p.m., local time, on Tuesday, April 25, 2000, at the Auditorium of the F. W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 for the following purposes:

     1. To elect 12 Directors of the Company to serve until the Company's 2001 Annual Meeting of Shareholders and until their successors are elected;

     2. To ratify the selection of Brown, Schwab, Bergquist & Co. as independent public accountants for the Company for 2000; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

     The Board of Directors has fixed the close of business on Monday, March 20, 2000 as the record date for the determination of the holders of Class B Common Stock entitled to notice of and to vote at the Annual Meeting. Holders of Class A Common Stock do not have the right to vote on any of the matters to be acted upon at the Annual Meeting.

     In the event that the Annual Meeting is adjourned, pursuant to Section 1756(b)(1) of the Pennsylvania Business Corporation Law (the "BCL"), those shareholders entitled to vote who attend a meeting of shareholders that was previously adjourned for lack of a quorum shall constitute a quorum for the purpose of electing directors even though the number of shareholders present at such adjourned meeting constitutes less than a quorum as fixed in the Company's Bylaws.

     For purposes other than the election of directors, pursuant to Section 1756(b)(2) of the BCL, notice is hereby given that those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen days because of an absence of a quorum, shall constitute a quorum for acting upon any matter set forth in this notice even though the number of shareholders present at such adjourned meeting is less than a quorum as fixed in the Company's Bylaws.

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


     A copy of the Company's Annual Report for the year ended December 31, 1999 has been previously sent to all holders of Class A Common Stock and Class B Common Stock. This Notice and Proxy Statement are being mailed to holders of Class A Common Stock and Class B Common Stock. Holders of Class B Common Stock will also receive a form of proxy in accordance with Securities and Exchange Commission ("SEC") rules.

     Holders of Class B Common Stock are requested to complete, sign and return the enclosed form of proxy in the envelope provided, whether or not they expect to attend the Annual Meeting in person.


                                       By Order of the Board of Directors,



                                       Jan R. Van Gorder,
                                       Senior Executive Vice President,
                                       Secretary and General Counsel
April 12, 2000
Erie, Pennsylvania



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


                             ERIE INDEMNITY COMPANY
                            100 Erie Insurance Place
                            Erie, Pennsylvania 16530

                                 PROXY STATEMENT

     This Proxy Statement, which is first being mailed to the holders of Class A Common Stock and Class B Common Stock of Erie Indemnity Company (the "Company") on or about April 12, 2000, is furnished in connection with the solicitation of proxies by the Board of Directors of the Company from holders of Class B Common Stock to be voted at the Annual Meeting of Shareholders to be held at 3:00 p.m., local time, on Tuesday, April 25, 2000 and at any adjournment, postponement or continuation thereof (the "Annual Meeting"), at the Auditorium of the F.W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530. Holders of Class B Common Stock will also receive a form of proxy in accordance with Securities and Exchange Commission ("SEC") rules.

     Shares of Class B Common Stock represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the holders of Class B Common Stock. Any proxy representing shares of Class B Common Stock not specifying to the contrary will be voted for the election of the candidates for director named below who were nominated by the Nominating Committee of the Company's Board of Directors and for the ratification of the selection of Brown, Schwab, Bergquist & Co. as independent public accountants for the Company for 2000. A holder of Class B Common Stock who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by furnishing a duly executed proxy bearing a later date to the Secretary of the Company or by attending the Annual Meeting and voting in person. For the reasons stated under "Mrs. Hagen's Proposals to Obtain Control of the Company," the Board of Directors intends to instruct its proxy holders to use their discretionary authority to vote against a series of proposals Susan Hirt Hagen ("Mrs. Hagen") may present at the Annual Meeting as part of her attempt to replace the Company's Board of Directors with directors selected by her as part of Mrs. Hagen's announced attempt to obtain control of the Company.

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. The Company estimates that the total amount to be spent for its solicitation of proxies will be $50,000, including expenditures for attorneys, solicitors and costs for advertising, printing, transportation, postage and related expenses. As of April 7, 2000, the Company's total expenses paid in furtherance of or in connection with this solicitation were approximately $5,000. Such solicitation will be made by mail and may also be made on behalf of the Company in person or by telephone by the Company's regular officers and

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

employees, none of whom will receive special compensation for such services. The Company, upon request therefor, will also reimburse brokers, nominees, fiduciaries and custodians or persons holding shares of Class B Common Stock in their names or in the names of nominees for their reasonable expenses in forwarding the Company's proxy material to beneficial owners.

     Only holders of Class B Common Stock of record at the close of business on March 20, 2000 will be entitled to vote at the Annual Meeting. Each share of Class B Common Stock is entitled to one vote. Except as may be otherwise provided in Sections 1756(b)(1) and (2) of the Pennsylvania Business Corporation Law (the "BCL") in the case of adjourned meetings, a majority of the outstanding shares of Class B Common Stock will constitute a quorum at the Annual Meeting for the election of directors and for ratification of the selection of independent public accountants. Cumulative voting rights do not exist with respect to the election of directors. The 12 candidates for election as a director receiving the highest number of votes cast by the holders of Class B Common Stock in person or by proxy at the Annual Meeting will be elected as directors. Ratification of the selection of Brown, Schwab, Bergquist & Co. as the Company's independent public accountants for 2000 will require the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the Class B Common Stock. Shares of Class B Common Stock held by brokers or nominees as to which voting instructions have not been received from the beneficial owner or person otherwise entitled to vote and as to which the broker or nominee does not have discretionary voting power, i.e., broker nonvotes, will be treated as not present and not entitled to vote for nominees for election as directors. Abstentions will be treated as the withholding of authority to vote for candidates for election as directors. Abstentions from voting and broker nonvotes will have no effect on the election of directors because they will not represent votes cast at the Annual Meeting.

     As of the close of business on March 20, 2000, the Company had 64,799,251 outstanding shares of Class A Common Stock, which are not entitled to vote on any of the matters to be acted upon at the Annual Meeting, and 3,070 outstanding shares of Class B Common Stock, which have the exclusive right to vote on all matters to be acted upon at the Annual Meeting.

     The H.O. Hirt Trusts collectively own 2,340 shares of Class B Common Stock, which, because such shares represent 76.22% of the outstanding shares of Class B Common Stock, is sufficient to determine the outcome of any matter submitted to a vote of the holders of the Class B Common Stock, assuming all of the shares held by the H.O. Hirt Trusts are voted in the same manner. The trustees of the H.O. Hirt Trusts as of the record date for the Annual Meeting are F. William

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

Hirt, Mrs. Hagen and Bankers Trust Company ("Bankers Trust"). On March 3, 1999, Bankers Trust advised the Orphans' Court Division of the Court of Common Pleas of Erie County, Pennsylvania (the "Court") of Bankers Trust's resignation as the corporate co-trustee of the H.O. Hirt Trusts. As of the date of this Proxy Statement, the Court is considering two candidates for successor corporate co-trustee: First Union National Bank, which was proposed by F. William Hirt, and Sentinel Trust Company, which was proposed by Mrs. Hagen. The Company does not know whom the Court will appoint as successor corporate co-trustee or whether such appointment will be effective before or after the Annual Meeting. See "Legal Proceedings."

     Under the provisions of the H.O. Hirt Trusts, the shares of Class B Common Stock held by the H.O. Hirt Trusts are to be voted as directed by a majority of trustees then in office. If at least a majority of the trustees then in office of both of the H.O. Hirt Trusts vote for the election of the 12 candidates for director named below who have been nominated by the Nominating Committee of the Company's Board of Directors and for ratification of the selection of Brown, Schwab, Bergquist & Co. as the Company's independent public accountants for 2000, such candidates will be elected as directors of the Company and the selection of Brown, Schwab, Bergquist & Co. as the Company's independent public accountants for 2000 will be ratified, even if all shares of Class B Common Stock other than those held by the H.O. Hirt Trusts are not voted for such candidates or for such ratification. The Company has not been advised at this time, however, how the trustees of the H.O. Hirt Trusts intend to vote at the Annual Meeting.

     Reference is made to "Legal Proceedings" in this Proxy Statement for further information regarding litigation involving the H.O. Hirt Trusts and the Annual Meeting.

     The Company is a Pennsylvania business corporation formed in 1925 to be the attorney-in-fact for Erie Insurance Exchange (the "Exchange"), a
Pennsylvania-domiciled reciprocal insurance exchange whereby the subscribers exchange insurance contracts among themselves for the purpose of providing indemnity among themselves from losses through a common attorney-in-fact. Each subscriber gives a power of attorney under which the attorney-in-fact represents each subscriber in exchanging insurance contracts with other subscribers. The Company's principal business activity consists of management of the Exchange. The Company receives management fees from the Exchange as compensation for acting as attorney-in-fact for the Exchange, managing the business and affairs of the Exchange and paying certain general administrative expenses, including sales commissions, salaries, employee benefits, taxes, rent, depreciation, data processing and other expenses of the Exchange not part of the settlement of losses or the management of investments. These management fees account for the majority of the Company's consolidated revenues.

     The Company is also engaged in the property/casualty insurance business through its wholly owned subsidiaries, Erie Insurance Company ("Erie Insurance Co."), Erie Insurance Company of New York ("Erie NY") and Erie Insurance Property & Casualty Company ("EI P&C") and through its management of Flagship City Insurance Company ("Flagship"), a subsidiary of the Exchange. In addition, the Company holds investments in both affiliated and unaffiliated entities, including a 21.6% common stock interest in Erie Family Life Insurance Company ("EFL"), a life insurance company of which 52.2% is owned by the Exchange.

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

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth as of February 29, 2000 the amount of the outstanding Class A Common Stock and Class B Common Stock and shares of Common Stock of EFL beneficially owned by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Class A Common Stock or Class B Common Stock, (ii) each director and nominated candidate for director,
(iii) each current executive officer named in the Summary Compensation Table and
(iv) all executive officers and directors of the Company as a group.

                              Shares of                          Shares of                       Shares of
                              Class A           Percent of       Class B          Percent of     Common
                              Common            Outstanding      Common           Outstanding    Stock
                              Stock             Class A          Stock            Class B        of EFL
Name of Individual            Beneficially      Common           Beneficially     Common         Beneficially
or Identity of Group          Owned(1)(2)       Stock(3)         Owned(1)(2)      Stock (3)      Owned(1)(2)
--------------------------------------------------------------------------------------------------------------
5% Holders:

Black Interests Limited        8,726,250        13.47%              390            12.70%            --
Partnership(4)
    Erie, Pennsylvania

Samuel P. Black &                 24,000           --                --               --          2,730(12)
Associates, Inc.(4)
    Erie, Pennsylvania

Samuel P. Black, III(4)          129,750           --                20               --        129,667(12)
    Erie, Pennsylvania

Hagen Family Limited          10,092,900        15.57                 1               --        154,182
Partnership(5)(6)
    Erie, Pennsylvania

Susan Hirt Hagen (5)(6)(7)     6,658,800        10.28                12               --            600(13)
    Erie, Pennsylvania

H.O. Hirt Trusts (5)(7)               --           --             2,340            76.22             --
    Erie, Pennsylvania

Hirt Family Limited           11,830,000        18.26                --               --        166,934(14)
Partnership(8)
    Erie, Pennsylvania

F. William Hirt (7)(8)         1,807,740         2.79                20               --            100
    Erie, Pennsylvania

June M. Young                  2,923,749         4.50               180             5.86        109,539
    Erie, Pennsylvania


                               Shares of                          Shares of                       Shares of
                               Class A          Percent of        Class B           Percent of    Common
                               Common           Outstanding       Common            Outstanding   Stock
                               Stock            Class A           Stock             Class B       of EFL
Name of Individual             Beneficially     Common            Beneficially      Common        Beneficially
or Identity of Group           Owned(1)(2)      Stock(3)          Owned(1)(2)       Stock(3)      Owned(1)(2)
--------------------------------------------------------------------------------------------------------------
Directors(9):

Peter B. Bartlett                  3,000           --                --               --             --
J. Ralph Borneman, Jr.            60,000           --                --               --          1,536
Patricia A. Goldman                1,650           --                --               --            100
Gwendolyn S. King                    300           --                --               --             --
Martin J. Lippert                     --           --                --               --             --
Stephen A. Milne                  23,855           --                --               --            220
John M. Petersen(10)           2,438,632        3.76%                 1               --         92,141
Jan R. Van Gorder                128,590           --                 1               --             75
Harry H. Weil                        300           --                --               --            100
Robert C. Wilburn                  2,000           --                --               --            500

Executive Officers (11):

John J. Brinling, Jr.             14,044           --                --               --          1,260(15)
Philip A. Garcia                  90,163           --                --               --          1,275
Jeffrey A. Ludrof                    519           --                --               --             --
All Directors and Executive   42,137,619       64.98%             2,785            90.72%       552,290
    Officers as a Group
    (17 persons)

-----------------

(1)  Information furnished by the named persons.

(2) Under the rules of the SEC, a person is deemed to be the beneficial owner of securities if the person has, or shares, "voting power" (which includes the power to vote, or to direct the voting of, such securities) or "investment power" (which includes the power to dispose, or to direct the disposition, of such securities). Under these rules, more than one person may be deemed to be the beneficial owner of the same securities. Securities beneficially owned also include securities owned jointly, in whole or in part, or individually by the person's spouse, minor children or other relatives who share the same home. The information set forth in the above table includes all shares of Class A Common Stock and Class B Common Stock and all shares of Common Stock of EFL over which the named individuals, individually or together, share voting power or investment power, adjusted, however, to eliminate the reporting of shares more than once in order not to overstate the aggregate beneficial ownership of such persons and to reflect shares as to which the named individuals disclaim beneficial ownership. The table does not reflect shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock, each of which is currently convertible into 2,400 shares of Class A Common Stock.

(3)  Less than 1% unless otherwise indicated.

(4)  Samuel P. Black, III is President of Samuel P. Black & Associates. Samuel
     P. Black, III is the managing general partner and a limited partner of Black Interests Limited Partnership. Samuel P. Black, III has the right to vote the shares held by Samuel P. Black & Associates and Black Interests Limited Partnership. Samuel P. Black, III has sole voting power over 129,750 shares of Class A Common Stock and 10 shares of Class B Common Stock he owns directly and also has voting power over 10 shares of Class B Common Stock owned by his father Samuel P. Black, Jr. for whom he holds a durable power of attorney.

(5) Mrs. Hagen and her husband, Thomas B. Hagen, are limited partners of the Hagen Family Limited Partnership. Mr. Hagen is the general partner of the partnership and has the sole right to vote such shares. Under the rules of the SEC described in footnote (2), the maximum beneficial ownership of Class A Common Stock and Class B Common Stock which Mrs. Hagen and Thomas
     B. Hagen together could be deemed beneficially to have is 16,756,800 shares of Class A Common Stock, or 25.86% of the outstanding shares of Class A Common Stock, and 1,186 shares of Class B Common Stock, or 38.6% of the outstanding shares of Class B Common Stock. Mr. and Mrs. Hagen together could also be deemed the beneficial owners of an additional 2,846,400 shares of Class A Common Stock issuable upon the conversion of the 1,186 shares of Class B Common Stock they together could be deemed to own beneficially. If all 1,186 shares of Class B Common Stock Mr. and Mrs. Hagen together could be deemed to own beneficially were converted into Class A Common Stock, the maximum beneficial ownership of Class A Common Stock that Mr. and Mrs. Hagen together could be deemed to have would be 19,603,200 shares of Class A Common Stock, or 30.25% of the then outstanding shares of Class A Common Stock. Thomas B. Hagen disclaims beneficial ownership of the shares of Class A Common Stock and Class B Common Stock owned by Mrs. Hagen. The foregoing information is also based on a Schedule 13D filed by Mrs. Hagen with the SEC on December 10, 1999, Amendment No. 1 thereto filed with the SEC on December 29, 1999 and Amendment No. 2 thereto filed with the SEC on March 24, 2000.

(6) Excludes 5,100 shares of Class A Common Stock and 3 shares of Class B Common Stock of the Company owned by Thomas B. Hagen, Mrs. Hagen's husband. Mrs. Hagen disclaims beneficial ownership of these shares.

(7) There are two H.O. Hirt Trusts, one for the benefit of F. William Hirt and one for the benefit of Mrs. Hagen. Each of the H.O. Hirt Trusts is the

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

     record owner of 1,170 shares of Class B Common Stock, or 38.11% of the outstanding shares of Class B Common Stock. The trustees of the H.O. Hirt Trusts as of the date of this Proxy Statement are F. William Hirt, Mrs. Hagen and Bankers Trust. Mr. Hirt and Mrs. Hagen, who are brother and sister, are each the beneficial owner of 1,170 shares of Class B Common Stock held by the H.O. Hirt Trusts. See "Legal Proceedings."

 (8) F. William Hirt is the general partner of the Hirt Family Limited Partnership and has the sole right to vote such shares. Under the rules of the SEC described in footnote (2), the maximum beneficial ownership of Class A Common Stock and Class B Common Stock which F. William Hirt could be deemed beneficially to have is 13,691,287 shares of Class A Common Stock, or 21.13% of the outstanding shares of Class A Common Stock, and 1,190 shares of Class B Common Stock, or 38.8% of the outstanding shares of Class B Common Stock. F. William Hirt could also be deemed the beneficial owner of an additional 2,856,000 shares of Class A Common Stock issuable upon the conversion of the 1,190 shares of Class B Common Stock he is deemed to own beneficially. If all 1,190 shares of Class B Common Stock F. William Hirt could be deemed to own beneficially were converted into Class A Common Stock, the maximum beneficial ownership of Class A Common Stock that F. William Hirt could be deemed to have would be 16,547,287 shares of Class A Common Stock, or 25.54% of the then outstanding shares of Class A Common Stock.

 (9) Excludes directors listed under "5% Owners."

(10) Mr. Petersen disclaims beneficial ownership of 120,000 shares of Class A Common Stock owned by his wife, Gertrude E. Petersen, which have not been included in the total listed herein. However, these totals include 200,000 shares of Class A Common Stock held in the Petersen Family Limited Partnership for which John M. Petersen is the general partner and retains the right to vote such shares. The total EFL shares include 30,000 EFL shares held by his wife, Gertrude E. Petersen.

(11) Excludes executive officers listed under "Directors."

(12) Includes 1,000 EFL shares held of record by Mr. Black's father, Samuel P. Black, Jr. for whom Samuel P. Black, III holds a durable power of attorney; 59,368 EFL shares held by the Samuel P. Black, Jr. 1996 Charitable Remainder Trust of which Samuel P. Black, III would be a beneficiary and 60,000 EFL shares held by the Black Family Foundation of which Samuel P. Black, III is an officer. Samuel P. Black, III is President, Treasurer and Secretary of Samuel P. Black & Associates, Inc. which holds of record 2,730 EFL shares. Samuel P. Black, III directly owns 4,479 EFL shares and two children of Samuel P. Black, III each own 2,400 EFL shares.

(13) Includes 300 EFL shares owned directly by Mrs. Hagen and 300 EFL shares held by Mrs. Hagen's husband, Thomas B. Hagen.

(14) Of this total, 169,934 EFL shares are held in a trust established by F.W. Hirt and are held by the Hirt Family Limited Partnership. Mr. Hirt is the general partner of the Hirt Family Limited Partnership and retains the right to vote such shares. Mr. Hirt owns 100 EFL shares of record and beneficially.

(15) Includes 630 EFL shares held by John J. Brinling, Jr., and 315 EFL shares held in an IRA for John J. Brinling, Jr. and 315 EFL shares held in an IRA for his wife.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires that the officers and directors of a corporation, such as the Company, which has a class of equity securities registered under Section 12 of the Exchange Act, as well as persons who own 10% or more of a class of equity securities of such a corporation, file reports of their ownership of such securities, as well as monthly statements of changes in such ownership, with the corporation and the SEC. Based upon written representations received by the Company from its officers and directors and 10% or greater shareholders, and the Company's review of the monthly statements of changes of ownership filed with the Company by its officers and directors and 10% greater shareholders during 1999, the Company believes that all such filings required during 1999 were made on a timely basis.

                              ELECTION OF DIRECTORS

Introduction

     The election of directors of the Company by the holders of its Class B Common Stock is governed by provisions of the Pennsylvania Insurance Company Law in addition to provisions of the BCL, the Pennsylvania Associations Code and the Company's Bylaws. The following discussion summarizes these statutory provisions, and describes the process undertaken by the Nominating Committee in connection with the nomination of candidates for election as directors by Class B Shareholders at the Annual Meeting.

Background of the Company's Nominating Committee

     Section 1405(c)(4) of the Pennsylvania Insurance Company Law, which is applicable to the Company, provides that the board of directors of a domestic insurer shall establish one or more committees comprised solely of directors who are not officers or employees of the insurer or of any entity controlling, controlled by or under common control with the insurer and who are not beneficial owners of a controlling interest in the voting stock of the insurer or any such entity, and that such committee or committees shall have responsibility for recommending the selection of the insurer's independent certified public accountants, reviewing the insurer's financial condition, the scope and results of the insurer's independent audit and any internal audit, nominating candidates for director for election by shareholders, evaluating the performance of officers deemed to be principal officers of the insurer and recommending to the board of directors the selection and compensation of the principal officers. Section 103 of the Pennsylvania Associations Code provides that the BCL is subordinated in favor of any statute regulating the business of any association promulgated by a department of the Commonwealth of Pennsylvania.

     The Company has received an opinion from its counsel, Duane, Morris & Heckscher LLP, to the effect that under the foregoing provisions of Pennsylvania law the Nominating Committee has the exclusive authority to nominate candidates for election as directors of the Company by the holders of the Company's Class B Common Stock.

     In a proceeding pending in the Court, Mrs. Hagen and Bankers Trust are contesting the Company's position that the foregoing Pennsylvania statute grants exclusivity to the Nominating Committee to nominate candidates for election as directors by shareholders, and Mrs. Hagen and Bankers Trust are also seeking a judicial determination that any holder of Class B Common Stock has the right to nominate at the Annual Meeting candidates for election as directors of the Company at the Special Meeting. See "Pending Litigation."

     Section 3.09 of the Company's Bylaws is consistent with this statutory provision and provides that (i) the Company's Board of Directors shall appoint annually a Nominating Committee which shall consist of not less than three directors who are not officers or employees of the Company or of any entity controlling, controlled by or under common control with the Company and who are not beneficial owners of a controlling interest in the voting securities of the Company, and (ii) the Nominating Committee shall, prior to each annual meeting of shareholders, determine and nominate candidates for the office of directors of the Company to be elected by the shareholders to serve terms as established by the Bylaws and until their successors are appointed.

     In accordance with this Bylaw provision, on April 27, 1999, the Company's Board of Directors designated, without dissent, a Nominating Committee consisting of Patricia A. Goldman ("Ms. Goldman"), Chairperson, Peter B. Bartlett, Samuel P. Black, III and J. Ralph Borneman, Jr. On December 14, 1999, Gwendolyn S. King was also designated as a member of the Nominating Committee by unanimous vote of the Company's Board of Directors. None of these persons is an officer or employee of the Company or of any entity controlling, controlled by or under common control with the Company or a beneficial owner of a controlling interest in the voting stock of the Company or any such entity.

Establishment of Shareholder Nominating Procedures

     On August 16, 1999, the Company's Board of Directors voted in favor of amending the Company's Bylaws to add Section 2.07(a) to the Company's Bylaws for the purpose of establishing a fair and reasonable process by which any holder of Class A Common Stock or Class B Common Stock could propose to the Nominating Committee one or more persons whom the shareholder believes would be an appropriate candidate for nomination by the Nominating Committee for election by shareholders as a director at a forthcoming meeting of shareholders at which directors are to be elected. Mrs. Hagen dissented from this action, and had proposed Bylaws amendments that would not have granted holders of Class A Common Stock the right to submit director proposals to the Nominating Committee. The Company believes such a process is an important shareholder right, and that proposals from shareholders will assist the Nominating Committee in the exercise of its responsibility to nominate candidates for election as directors by the shareholders. Section 2.07(a) of the Company's Bylaws establishes a time period in which any such proposal must be submitted, and specifies the information required to be submitted about any person so proposed so that the Nominating Committee would have adequate time and information to review the information submitted, interview the proposed candidate if the Nominating Committee so desired and determine whether to nominate the person proposed as a candidate for election as a director by shareholders.

     Under Section 2.07(a) of the Company's Bylaws, the names of persons proposed to the Nominating Committee and the requisite supporting information in respect of directors to be elected by shareholders at the April 25, 2000 annual meeting of shareholders were required to be submitted not before December 1, 1999 and not later than December 31, 1999.

Shareholder Proposals of Persons for Nominating Committee Consideration

     By letter dated December 20, 1999 to the Company, F. William Hirt proposed one person (Cyrus K. Wellman) for consideration by the Nominating Committee for nomination as a candidate for election as a director by the shareholders at the Annual Meeting.

     By letter dated December 29, 1999 to the Company, Mrs. Hagen proposed 11 persons as the Hagen Nominees (Mrs. Hagen, Kenneth B. Frank, Patricia Garrison-Corbin, Samuel P. Katz, Claude C. Lilly, III, Henry N. Nassau, Mitchell
S. Rosenthal, Perry M. Smith, Charles D. Snelling, William H. Starbuck and James
M. Trapp) for consideration by the Nominating Committee for nomination as candidates for election as directors by shareholders at the Annual Meeting. Mrs. Hagen's letter stated, however, that these persons agreed to be included as nominees "only so long as all the Hagen Nominees are included in such slate and only so long as the Hagen Nominees, if elected, would constitute a majority of the Board." See "Mrs. Hagen's Proposals to Obtain Control of the Company."

     By letter dated December 20, 1999 to the Chairperson of the Nominating Committee, Michael J.A. Smith ("Mr. Smith"), the principal trust officer assigned to the H.O. Hirt Trusts by Bankers Trust, which resigned as the corporate co-trustee of the H.O. Hirt Trusts on March 3, 1999, identified two candidates, Dr. Lilly, who is also one of the Hagen Nominees, and Christine Bancheri.

The Company's Position as to the Exclusivity of Nominations of Director Candidates by the Nominating Committee

     The Company believes that Pennsylvania law unambiguously grants a nominating committee of a Pennsylvania-domiciled insurance holding company, such as the Company, the exclusive authority to nominate candidates for election as directors by shareholders of the insurance holding company. The Company's belief is supported by the opinion of Duane, Morris & Heckscher LLP as the Company's legal counsel. The correctness of the Company's belief is currently being contested in an action pending in the Court brought by Mrs. Hagen and in which Bankers Trust has joined. Both Mrs. Hagen and Bankers Trust believe that the Company's belief is incorrect and that the shareholders of a Pennsylvania-domiciled insurance holding company may nominate candidates for election as directors by shareholders without the requirement that such candidates have been nominated by the Nominating Committee. See "Pending Litigation" for further information regarding this litigation.

     Because the Company cannot predict what decision the Court will make or if the Court will make a decision before the Annual Meeting, the Company believes the following actions are in order:

o The Company will not permit Mrs. Hagen to nominate the Hagen Nominees at the Annual Meeting unless there is a Court decision before the Annual Meeting requiring the Company to do so;

o The Company will permit Mrs. Hagen to nominate the Hagen Nominees at the Annual Meeting if there is a Court decision before the Annual Meeting requiring the Company to do so;

o The Company will allow Mrs. Hagen's shareholder proposal to be considered which includes the following proposed actions:

     o remove all directors elected at the Annual Meeting immediately following their election;

     o amend the Bylaws to replace the first sentence of Section 3.02 to authorize the shareholders at a duly organized annual or special meeting to fix the exact number of directors, in addition to the existing authority of the Board to do so;

     o    reduce and fix the number of directors at 11 directors; and

     o    nominate the Hagen Nominees for election as directors.

See "Mrs. Hagen's Proposals to Obtain Control of the Company."

     Furthermore, Section 1758(b) of the BCL provides that if the bylaws of a corporation provide a fair and reasonable procedure for the nomination of candidates for any office, only candidates who have been duly nominated in accordance therewith shall be eligible for election. The Company believes that its Bylaws set forth a fair and reasonable procedure for the nomination of candidates for director in that they are neither onerous nor inconsistent with applicable law and, therefore, that only candidates nominated by the Nominating Committee are eligible for election as directors at the Annual Meeting.

Actions Taken by the Nominating Committee

     The Nominating Committee held a meeting on January 6, 2000 to discuss the
Schedule 13D filed by Mrs. Hagen on December 10, 1999 and Amendment No. 1 thereto filed by Mrs. Hagen on December 29, 1999, in which Mrs. Hagen disclosed the actions contemplated by her as to the election of directors at the 2000 Annual Meeting. The Nominating Committee discussed the process it would follow in nominating candidates for election as directors by the shareholders at the 2000 Annual Meeting in accordance with the procedures established by the Pennsylvania Insurance Company Law. The Nominating Committee also decided to retain the law firm of Covington & Burling, Washington, D.C. as its independent legal counsel, and to retain the executive search firm of Heidrick & Struggles,

Inc. to assist the Nominating Committee in conducting interviews of Ms. Bancheri, Dr. Lilly and Mr. Wellman as candidates who had been proposed to the Nominating Committee for consideration on an individual basis and not as part of a group willing to be nominated only if all members of the group would be nominated.

     The Nominating Committee next met on February 14, 2000, and Mr. Smith, at the invitation of the Nominating Committee, attended a portion of the meeting. One of the purposes of the meeting was to advise Mr. Smith in person of the process the Nominating Committee was following in determining nominees for director at the 2000 Annual Meeting of Shareholders and to consult with Bankers Trust. Upon the conclusion of its discussions with Mr. Smith, the Nominating Committee requested that Ms. Goldman as Chairperson arrange for Heidrick & Struggles to interview Ms. Bancheri and Mr. Wellman.

     The Nominating Committee next met on February 29, 2000. The purpose of the meeting was to receive and discuss the report of Heidrick & Struggles on its interviews with Ms. Bancheri and Mr. Wellman. The Nominating Committee requested that Ms. Goldman arrange an interview between the Nominating Committee and Ms. Bancheri. Ms. Goldman also informed the members of the Nominating Committee of conversations with Mr. Smith of Bankers Trust regarding the Nominating Committee's schedule and that Mr. Smith had neither met in person with nor knew the candidates he had identified to the Nominating Committee. Ms. Goldman further reported on an exchange of correspondence she had had with counsel for Mrs. Hagen regarding the conditions under which the director candidates proposed by Mrs. Hagen would be interviewed as individual candidates by the Nominating Committee. Dr. Lilly, one of the Hagen Nominees, had refused to be interviewed by representatives of the Nominating Committee unless all of the other Hagen Nominees were also interviewed. The Nominating Committee unanimously reached the conclusion that it would not conduct interviews of Mrs. Hagen's candidates on the condition imposed by Mrs. Hagen (that all Hagen Nominees be nominated as a group and that none of them be nominated individually) because the Nominating Committee believed the candidates proposed on that condition lacked the independence that is desirable of a director of a public company.

     The Nominating Committee also met on March 7, 2000 for the purpose of interviewing Ms. Bancheri.

The Decision Not to Renominate Mrs. Hagen

     The Nominating Committee next met on March 10, 2000 for the purpose of nominating candidates for election as directors by the shareholders at the 2000 Annual Meeting. After extensive discussion, the Nominating Committee determined not to renominate Mrs. Hagen as a candidate for election as a director by shareholders at the 2000 Annual Meeting. The Nominating Committee unanimously adopted a written report, prepared with the assistance of Covington & Burling as the Nominating Committee's independent legal counsel, setting forth the facts and circumstances that caused the Nominating Committee to reach its decision not to renominate Mrs. Hagen.

     Based upon its decision not to renominate Mrs. Hagen, the Nominating Committee recommended to the Board of Directors that the size of the Company's Board of Directors be reduced from 13 persons to 12 persons, and the Nominating Committee nominated 12 persons (Peter B. Bartlett, Samuel P. Black, III, J. Ralph Borneman, Jr., Patricia A. Goldman, F. William Hirt, Gwendolyn S. King, Martin J. Lippert, Stephen A. Milne, John M. Petersen, Jan R. Van Gorder, Harry
H. Weil and Robert C. Wilburn), each of whom is currently a director of the Company, as candidates for election as directors by the Class B shareholders of the Company at the Annual Meeting.

     At its March 14, 2000 meeting, the Board of Directors accepted the report of the Nominating Committee and approved, by a unanimous vote with the exception of Mrs. Hagen, a motion to establish the size of the Company's Board of Directors at 12 persons and unanimously accepted, with the exception of Mrs. Hagen, the nomination by the Nominating Committee of the candidates for election as directors by the shareholders at the Annual Meeting set forth under "Candidates for Election."

Candidates for Election

     The Company's Bylaws provide that the Board of Directors shall consist of not less than 7, nor more than 16 directors, with the exact number to be fixed from time to time by resolution of the Board of Directors. The Board of Directors has set, by resolution, the number of directors to be elected at the Annual Meeting at 12, which is one less than the number of directors currently in office.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees named below, all of whom are currently directors of the Company and each of whom was nominated for election by the Nominating Committee of the Board of Directors. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee selected by the Nominating Committee of the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority vote of the directors then remaining in office until the next succeeding annual meeting of the Company's shareholders.

     The names of the candidates for director nominated by the Nominating Committee, together with certain information regarding them, are as follows:

                              Age      Principal Occupation for Past
                             As of     Five Years and Positions with                       Director
Name                         4/1/00    the Erie Insurance Group                             Since
----                         ------    ------------------------------                      -------
Peter B. Bartlett              66      Partner, Brown Brothers Harriman                     1994
(3C)(4)(6C)                            & Co. since 1974; Director, the Company,
                                       EFL, Erie Insurance Co. and Kennametal, Inc.

Samuel P. Black, III           58      President, Treasurer and Secretary, Samuel P.        1997
(2)(4)(5)(6)                           Black & Associates, Inc., insurance agency;
                                       Director, the Company, Erie Insurance Co.,
                                       EFL, Flagship and EI P&C.

J. Ralph Borneman, Jr., CIC,   61      President and Chief Executive Officer, Body-         1992
(3)(4)                                 Borneman Associates, Inc., insurance agency;
                                       President, Body-Borneman, Ltd. and Body-
                                       Borneman Inc., insurance agencies; Director,
                                       the Company, EFL, Erie Insurance Co., Erie NY
                                       and National Penn Bancshares.

Patricia A. Goldman            58      Retired; Senior Vice President for                   1994
(2)(4C)                                Communications, USAir, Inc. from 1988
                                       to  1994; Director, the Company, EFL,
                                       Erie Insurance Co. and Crown Central
                                       Petroleum Company.

F. William Hirt, CPCU          74      Chairman of the Board of the Company, EFL,           1965
(1C)                                   Erie Insurance Co., EI P&C and Flagship since
                                       September 1993; Chairman of the Board of
                                       Erie NY since April 1994; Chairman of the
                                       Executive Committee of the Company and EFL
                                       since November 1990; Interim President and
                                       Chief Executive Officer of the Company, EFL,
                                       Erie Insurance Co., EI P&C, Flagship and Erie
                                       NY from January 1, 1996 to February 12, 1996;
                                       Chairman of the Board, Chief Executive Officer
                                       and Chairman of the Executive Committee of the
                                       Company, EFL and Erie Insurance Co. for more
                                       than five years prior thereto; Director, the
                                       Company, EFL, Erie Insurance Co., Erie NY,
                                       EI P&C and Flagship.

Gwendolyn S. King              59      Retired; Senior Vice President for                   1999
(4)                                    Corporate and Public Affairs, PECO
                                       Energy Company 1992-1998; Director,
                                       the Company, Erie Insurance Co., EFL,
                                       Lockheed Martin Corp., Monsanto Company,
                                       and Marsh & McLennan Companies.

Martin J. Lippert              40      Vice Chairman, Executive Vice President              1999
(2)                                    and Chief Information Officer of Systems and
                                       Technology, Royal Bank of Canada since 1997;
                                       various management positions with Mellon Bank,
                                       N.A. from 1981 to 1997; Director, the Company,
                                       Erie Insurance Co. and EFL.

                              Age      Principal Occupation for Past
                             As of     Five Years and Positions with                       Director
Name                         4/1/00    the Erie Insurance Group                             Since
----                         ------    ------------------------------                      -------
Stephen A. Milne, CIC          51      President, Chief Executive Officer and a             1996
(1)(6)                                 Director of the Company, EFL and Erie
                                       Insurance Co. since February 12, 1996 and
                                       President and Chief Executive Officer of
                                       Flagship, EI P&C and Erie NY since March 11,
                                       1996; Executive Vice President Insurance
                                       Operations of the Company, Erie Insurance Co.,
                                       Flagship, EI P&C and Erie NY January 11,
                                       1994 to February 12, 1996. Owner,
                                       Bennett-Damascus Insurance Agency March
                                       1991 to December 31, 1993; Senior Vice
                                       President-Agency Division, the Company,
                                       EFL and Erie Insurance Co. 1988 to 1991;
                                       Director, the Company, Erie Insurance Co.,
                                       EFL, Flagship, EI P&C and Erie NY.

John M. Petersen               71      Retired; President and Chief Executive Officer of    1979
(1)                                    the Company, EFL, Erie Insurance Co., Flagship,
                                       EI P&C 1993 to 1995 and Erie NY 1994 to 1995;
                                       President, Treasurer and Chief Financial Officer
                                       of the Company, Erie Insurance Co. and EFL from
                                       November 1990 and of Flagship and EI P&C from
                                       1992 and 1993, respectively, to September 1993;
                                       President, Treasurer and Chief Financial Officer
                                       of EFL and Executive Vice President, Treasurer
                                       and Chief Financial Officer of the Company and
                                       Erie Insurance Co. for more than five years prior
                                       thereto; Director, the Company, EFL, Erie
                                       Insurance Co., Flagship, EI P&C, Erie NY and
                                       Spectrum Control.

Jan R. Van Gorder, Esq.        52      Senior Executive Vice President, Secretary and       1990
(1)                                    General Counsel of the Company, EFL and Erie
                                       Insurance Co. since 1990, and of Flagship and
                                       EI P&C since 1992 and 1993, respectively and of
                                       Erie NY since April 1994; Senior Vice President,
                                       Secretary and General Counsel of the Company, EFL
                                       and Erie Insurance Co. for more than five years
                                       prior thereto; Director, the Company, EFL, Erie
                                       Insurance Co., Flagship, EI P&C and Erie NY.

Harry H. Weil, Esq.            66      Retired; Counsel, Reed Smith Shaw & McClay,          1994
(2C)(3)(6)                             Attorneys, 1998 to 1999; Partner 1969 to 1997;
                                       Director, the Company, Erie Insurance Co., EFL
                                       and Calgon Carbon Corporation.

Robert C. Wilburn              56      Distinguished Service Professor, Carnegie Mellon     1999
(3)                                    University since 1999; President and Chief
                                       Executive Officer, Colonial Williamsburg
                                       Foundation from 1992 to 1999; President, Carnegie
                                       Institute Library of Pittsburgh from 1984 to 1992.
                                       Director the Company, Erie Insurance Co. and EFL.

-------------
(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Executive Compensation Committee.
(4) Member of the Nominating Committee.
(5) Member of the Charitable Giving Committee.
(6) Member of Investment Committee.
C   Designates Committee Chairperson.

     The Board of Directors met seven times in 1999. The standing committees of the Company's Board of Directors are the Executive Committee, the Audit Committee, the Executive Compensation Committee, the Nominating Committee, the Charitable Giving Committee and the Investment Committee.

     The Executive Committee, which did not meet during 1999, has the authority, subject to certain limitations, to exercise the power of the Board of Directors between regular meetings.

     The Audit Committee, which met four times during 1999, has responsibility, consistent with the requirements of Section 1405(c)(4) of the Pennsylvania Insurance Company Law and the Company's Bylaws, for recommending to the Board of Directors the selection of independent public accountants, reviewing the scope and results of the audit and reviewing the adequacy of the Company's accounting, financial, internal and operating controls.

     The Executive Compensation Committee, which met twice during 1999, has responsibility, consistent with the requirements of Section 1405(c)(4) of the Pennsylvania Insurance Company Law and the Company's Bylaws, for recommending to the Board of Directors, at least annually, the compensation of the three highest paid officers of the Company and such other officers as the Board of Directors may designate, recommending all forms of direct compensation, including any incentive programs, that would be appropriate for management and employees of the Company and such other responsibilities as the Board of Directors may designate. See "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

     The Nominating Committee, which met ten times during 1999, has responsibility, consistent with the requirements of Section 1405(c)(4) of the Pennsylvania Insurance Company Law and the Company's Bylaws, for conducting searches for and the nomination of a slate of candidates to stand for election to the Board of Directors at the Company's Annual Meeting of Shareholders and to nominate candidates to fill vacancies on the Board of Directors between annual meetings of shareholders. See also "Legal Proceedings."

     The Charitable Giving Committee, which met four times during 1999, has responsibility for recommending to the Chief Executive Officer charitable gifts by the Company within a budgetary limit established by the Board of Directors.

     The Investment Committee, which met four times in 1999, has responsibility to assist the Company's Board of Directors in its general oversight of the investments of the Company.

     All directors hold office until their respective successors are elected or until their earlier death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships between any directors or executive officers of the Company, except that F. William Hirt, Chairman of the Board, Chairman of the Executive Committee and a director, is the brother of Mrs. Hagen, a director.

     The Board of Directors recommends a vote FOR the 12 candidates for director nominated by the Nominating Committee.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company during each of the three fiscal years ended December 31, 1999, 1998 and 1997 to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company during 1999 for services rendered in all capacities to the Company, EFL, the Exchange and their subsidiaries and affiliates.

                           SUMMARY COMPENSATION TABLE

                                             Annual Compensation
                                             --------------------

Name and                                                             Other Annual     All Other
Principal                                                            Compensa-        Compensa-
Position                 Year     Salary($)        Bonus($)(1)       tion($)(2)       tion($)(3)
---------                ----     ---------        ----------        ------------     ----------
Milne, Stephen A.        1999     633,600          495,201           2,595            64,649
President and Chief      1998     587,892          436,683           2,924            66,051
Executive Officer        1997     539,462          173,989           1,722            66,219

Van Gorder, Jan R.       1999     335,482          150,653           2,614            26,492
Senior Executive         1998     321,032          142,340           3,439            27,887
Vice President,          1997     321,032          102,761           2,976            26,263
Secretary and
General Counsel

Garcia, Philip A.        1999     244,720          119,302             763            13,475
Executive Vice           1998     224,040           97,641             779            20,677
President and Chief      1997     160,703           58,555             572             4,470
Financial Officer

Brinling, Jr., John J.   1999     238,168          101,575           2,454            24,875
Executive Vice           1998     224,686          102,132           3,279            25,731
President                1997     214,395           68,166           2,835            27,209

Ludrof, Jeffrey A.       1999     216,432           95,769              76            13,063
Executive Vice           1998     171,019           74,860               0             5,444
President                1997     159,831                0               0             3,581
Insurance Operations

---------------

(1) The amounts indicated in the bonus column above represent amounts earned by the named executives during 1999 under the Annual Incentive Plan. The purpose of the Annual Incentive Plan is to promote the best interests of the Exchange while enhancing shareholder value of the Company by basing a portion of selected employees' compensation on the performance of such employee and the Company. Performance measures are established by the Executive Compensation Committee based on the attainment of individual performance goals and the Company's financial goals compared to a selected peer group. The amounts indicated also include reimbursement of club initiation fees for Mr. Milne in the amount of $56,912 and a special merit bonus of $90,662 in addition to reimbursement for other minor perquisites. For the other named executives, the amounts indicated include reimbursement for minor perquisites in the amounts of $10,192, $16,794, $3,804 and $7,985 for Messrs. Van Gorder, Garcia, Brinling and Ludrof, respectively.

(2) Amounts indicated in the "Other Annual Compensation" column include the taxable value of group term life insurance in excess of $50,000 and the associated tax reimbursement for the named executive officers. The amounts exclude Long Term Incentive Plan benefits awarded in February 2000. See "Long Term Incentive Plan Awards in Last Fiscal Year" table.

(3) Amounts shown include matching contributions made by the Company pursuant to the Employee Savings Plan, premiums paid by the Company on behalf of the named individuals on the split dollar life insurance policies and miscellaneous expense reimbursements. For the year 1999, contributions made to the Employee Savings Plan amounted to $14,308, $9,084, $7,145, $6,461 and $6,365, on behalf of Messrs. Milne, Van Gorder, Brinling, Garcia and Ludrof, respectively. Premiums paid during 1999 for split dollar life insurance policies for Messrs. Milne, Van Gorder, Brinling, Garcia and Ludrof, respectively, were: $50,341, $17,408, $17,730, $7,014 and $6,698.
     The Company is entitled to recover the premiums from any proceeds paid on such split dollar life insurance policies and has retained a collateral interest in each policy to the extent of the premiums paid with respect to such policies.

Agreements with Executive Officers

     The Company has entered into employment agreements with the following senior executive officers of the Company: Stephen A. Milne, President and Chief Executive Officer of the Company; Jan R. Van Gorder, Senior Executive Vice President, Secretary and General Counsel of the Company; Philip A. Garcia, Executive Vice President and Chief Financial Officer of the Company; John J. Brinling, Jr., Executive Vice President of EFL and Jeffrey A. Ludrof, Executive Vice President of the Company. At a meeting of the Board of Directors held on December 14, 1999, the Board of Directors extended the term of each executive officer's employment agreement for one year. The employment agreements have the following principal terms:

     (a) A four-year term for Mr. Milne, expiring in December 2003, and for the other executives a two-year term expiring in December 2001, unless the agreement is theretofore terminated in accordance with its terms, with or without cause, or due to the disability or death of the officer or notice of nonrenewal is given by the Company or the executive 30 days before any anniversary date;

     (b) A minimum annual base salary at least equal to the executive's annual base salary at the time the agreement was executed, subject to periodic review to reflect the executive's performance and responsibilities, competitive compensation levels and the impact of inflation;

     (c) The eligibility of the executive under the Company's incentive compensation programs and employee benefit plans;

     (d) The establishment of the terms and conditions upon which the executive's employment may be terminated by the Company and the compensation of the executive in such circumstances. The agreements provide generally, among other things, that if the employment of an executive is terminated without Cause (as defined in the agreement) by the Company or by the executive for Good Reason (as defined in the agreement) then the executive shall be entitled to receive:
(i) an amount equal to the sum of three times the executive's highest annual base salary during the preceding three years plus an amount equal to three times the total of the executive's highest award during the preceding three years under the Company's Annual Incentive Plan; (ii) any award or other compensation to which the executive is entitled under the Company's Long-Term Incentive Plan;
(iii) continuing participation in any employee benefit plans for a period of three years following termination to the extent the executive and his dependents were eligible to participate in such programs immediately prior to the executive's termination and (iv) immediate vesting and nonforfeitability of accrued benefits under the Company's Supplemental Retirement Plan for Certain Members of the Erie Insurance Group Retirement Plan for Employees ("Supplemental Employee Retirement Plan");

     (e) Provisions relating to confidentiality and nondisclosure following an executive's termination; and

     (f) An agreement by the executive not to compete with the Company for a period of one year following his termination, unless his termination was without Cause.

Stock Options and Stock Appreciation Rights

     The Company does not have a stock option plan, nor has it ever granted any stock option or stock appreciation right to any of the persons named in the Summary Compensation Table.

Long-Term Incentive Plan

     The Company has established a Long-Term Incentive Plan that is designed to enhance the growth and profitability of the Company by providing the incentive of long-term rewards to key employees who are capable of having a significant impact on the performance of the Company; to attract and retain employees of outstanding competence and ability and to further align the interests of such employees with those of the shareholders of the Company. The Long-Term Incentive Plan was approved by shareholders in 1997 as a performance-based plan under the Internal Revenue Code of 1986, as amended (the "Code"). Each of the named executives has been granted awards of phantom share units under the Company's Long-Term Incentive Plan based upon a target award calculated as a percentage of the executive's base salary. The total value of any phantom share units will be determined at the end of the performance period based upon the growth in the Company's retained earnings. Each executive will then be entitled to receive restricted shares of Class A Common Stock equal to the dollar value of the phantom share units at the end of the performance period. The vesting period for the restricted shares of Class A Common Stock issued to each executive is three years after the end of the performance period. If an executive ceases to be an employee prior to the end of the performance period, the executive forfeits all phantom share units awarded. If an executive ceases to be an employee prior to the end of the vesting period, the executive forfeits all unvested restricted shares previously granted. The following table sets forth target awards granted to the Company's five highest paid executive officers (i) for the three-year performance period of 1999 through 2001, (ii) for the three-year performance period of 1998 through 2000 and (iii) for the three-year performance period of 1997 through 1999.

                            LONG TERM INCENTIVE PLAN
                           AWARDS IN LAST FISCAL YEAR

                                             Performance
                     Number of Shares,     or Other Period
                      Units or Other       Until Maturation           Estimated Future Payouts Under
Name                     Rights (#)            or Payout                Non-Stock Price Based Plans
------------------------------------------------------------------------------------------------------
                           Phantom
                            Share
                            Units                                  Threshold        Target     Maximum
                           -------                                 ---------        ------     -------

Milne, Stephen A.          45,656              1997-1999               0           $188,812      (1)
                           76,286              1998-2000               0            377,623      (1)
                           79,863              1999-2001               0            420,000      (1)

Van Gorder, Jan R.         27,170              1997-1999               0           $112,361      (1)
                           22,699              1998-2000               0            112,361      (1)
                           33,574              1999-2001               0            176,568      (1)

Garcia, Philip A.          12,668              1997-1999               0           $ 52,390      (1)
                           14,155              1998-2000               0             70,070      (1)
                           24,054              1999-2001               0            126,500      (1)

Brinling, John J., Jr.     18,145              1997-1999               0           $ 75,038      (1)
                           15,159              1998-2000               0             75,038      (1)
                           23,767              1999-2001               0            124,992      (1)

Ludrof, Jeffrey A.         13,493              1997-1999               0          $  55,801      (1)
                           12,062              1998-2000               0             59,707      (1)
                           23,673              1999-2001               0            124,498      (1)

----------------
(1) There is no maximum payout limitation for a specific performance period. However, the maximum value of phantom share units that may be earned by any named executive in any year shall not exceed $500,000.

Pension Plan

     The following table sets forth the estimated total annual benefits payable upon retirement at age 65 under the Erie Insurance Group Retirement Plan for Employees and the Supplemental Employee Retirement Plan (collectively, the "Retirement Plans").

                               PENSION PLAN TABLE

                                         Years of Service
-------------------------------------------------------------------------------------------------
Remuneration           15               20                25               30               35
-----------        ---------         --------         ---------         ---------        --------
$150,000            $ 45,000        $ 60,000          $ 75,000          $ 90,000         $ 90,000
 200,000              60,000          80,000           100,000           120,000          120,000
 250,000              75,000         100,000           125,000           150,000          150,000
 300,000              90,000         120,000           150,000           180,000          180,000
 350,000             105,000         140,000           175,000           210,000          210,000
 400,000             120,000         160,000           200,000           240,000          240,000
 450,000             135,000         180,000           225,000           270,000          270,000
 500,000             150,000         200,000           250,000           300,000          300,000
 550,000             165,000         220,000           275,000           330,000          330,000
 600,000             180,000         240,000           300,000           360,000          360,000
 650,000             195,000         260,000           325,000           390,000          390,000
 700,000             210,000         280,000           350,000           420,000          420,000
 750,000             225,000         300,000           375,000           450,000          450,000
 800,000             240,000         320,000           400,000           480,000          480,000

     The compensation covered by the Retirement Plans is the base salary reported in the Summary Compensation Table.

     Under the Retirement Plans, credited years of service is capped at 30 years. Credited years of service for each of the individuals named in the Summary Compensation Table is as follows: Stephen A. Milne--23 years, Jan R. Van Gorder--19 years, John J. Brinling, Jr.--30 years, Philip A. Garcia--19 years and Jeffrey A. Ludrof - 19 years.

     The benefits under the Retirement Plans are computed on the basis of straight-life annuity amounts and a life annuity with a ten-year certain benefit. The benefits listed in the Pension Plan Table are not subject to deduction for Social Security or other offset amounts. The information in the foregoing table does not reflect certain limitations imposed by the Code. Beginning in 1994, the Code prohibits the inclusion of earnings in excess of $150,000 per year (adjusted periodically for cost of living increases) in the average earnings used to calculate benefits. The Code also limits the maximum annual pension (currently $135,000, but adjusted periodically for cost of living increases) that can be paid to each eligible employee. A Supplemental Employee Retirement Plan for senior management is in effect which provides benefits in excess of the earnings limitations imposed by the Code similar to those provided to all other full-time employees as if the Code limitations were not in effect. Those benefits are incorporated into the Pension Plan Table.

Director Compensation

     The annual retainer for the Company's directors is $25,000, plus $1,500 for each meeting attended and $1,500 for each committee meeting attended, plus an additional $2,000 per year for each committee chairperson. In addition, all directors are reimbursed for their expenses incurred in attending meetings. Officers of the Company who serve as directors are not compensated for attendance at meetings of the Board of Directors and its committees.

Compensation Committee Interlocks and Insider Participation

     The Executive Compensation Committee (the "Compensation Committee") of the Company presently consists of Peter B. Bartlett, Chairman, J. Ralph Borneman, Jr., Harry H. Weil and Robert C. Wilburn. No member of the Compensation Committee is a former or current officer or employee of the Company, the Exchange, EFL or any of their respective subsidiaries or affiliates(1). Furthermore, no executive officer of the Company serves as a member of a compensation committee of another entity, one of whose executive officers serves on the Compensation Committee or as a director of the Company, nor does any executive officer of the Company serve as a director of another entity, one of whose executive officers serves on the Compensation Committee(1)

Report of the Executive Compensation Committee of the Company

     Consistent with Section 1405(c)(4) of the Pennsylvania Insurance Company Law and the Company's Bylaws, the Compensation Committee is charged with the duty of recommending to the Board of Directors the compensation of the three highest paid officers of the Company and such other officers as are determined by the Board of Directors; recommending to the Board of Directors all forms of bonus compensation, including incentive programs, that would be appropriate for the Company and to undertake such other responsibilities as may be delegated to the Compensation Committee by the Board of Directors. The Board of Directors has authorized the Compensation Committee to consider the compensation of the four highest paid officers, including the Chief Executive Officer. The Compensation Committee is currently composed of four directors who are not officers or employees of the Company, the Exchange or EFL or any of their affiliates or subsidiaries. The purpose of the Compensation Committee is to determine the level and composition of compensation that is sufficient to attract and retain top quality executives for the Company.

-------------
(1) J. Ralph Borneman, Jr. is the President and a principal shareholder of Body-Borneman Associates, Inc., Body-Borneman, Inc. and Body-Borneman, Ltd., all of which are independent insurance agencies representing a number of insurers, including the insurance subsidiaries of the Company, EFL and the Exchange and its insurance subsidiary and which receive commissions in the ordinary course of business from such insurance companies. Under the provision of Section 162(m) of the Code relating to qualified plans, Mr. Borneman is not deemed independent for purposes of approving performance-based incentive plans. Mr. Borneman has excused himself from voting on such plans as a member of the Compensation Committee.

     The objectives of the Company's executive compensation practices are: (1) to attract, reward and retain key executive talent and (2) to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing shareholder value and policyholder security. To that end, compensation comparisons are made to benchmark positions at other insurers in terms of compensation levels and composition of the total compensation mix.

     Under Section 162(m) of the Code, the Company is not allowed a federal income tax deduction for compensation, under certain circumstances, paid to certain executive officers to the extent that such compensation exceeds $1 million per officer in any fiscal year. No officer of the Company has received compensation in excess of $1 million in any fiscal year to date, with the exception of Stephen A. Milne, President and Chief Executive Officer of the Company, in 1999 and 1998. The Compensation Committee may consider adopting policies with respect to this limitation on deductibility when appropriate.

     The Compensation Committee reviewed the salary ranges and base salaries of the four highest paid executives, including the Chief Executive Officer, in 1999. The Compensation Committee has position descriptions for the four highest paid executives of the Company, including the Chief Executive Officer, which define the responsibilities and duties of each position. The position descriptions also delineate the functional areas of accountability and the qualifications and skills required to perform such responsibilities and duties. The Compensation Committee then reviewed the salary ranges for the Chief Executive Officer and the other three highest paid executives, comparing the ranges to third party data compiled for similar positions with other property and casualty insurers. In reviewing the salary ranges for the four highest paid executives, including the Chief Executive Officer, the Compensation Committee referenced Sibson's Management Compensation Survey published annually by Sibson & Company, Inc., which summarized compensation data for more than 100 insurance companies. The data is reported by position, company asset size and premium volume. The unique aspects of each position, its duties and responsibilities, the effect on the performance of the Company, the number of employees supervised directly and other criteria were also considered in setting the base salaries. The Compensation Committee also consulted data obtained from Towers Perrin, a nationally recognized consulting firm with specific expertise in the insurance industry, to make recommendations regarding executive compensation.

     The level of compensation for each executive reflects his or her skills, experience and job performance. Normally, base salary will not be less than the minimum for the salary range established for each position. Executives with a broader range of skills, experience and consistently high performance with the

Company may receive compensation above the midpoint for the established salary range.

     Compensation for the Chief Executive Officer consists primarily of salary, annual incentive and long-term incentive payments and minor perquisites which amount to less than 10% of the Chief Executive Officer's salary and bonus. The Board of Directors approved adoption of an annual incentive plan and long-term incentive plan for senior executives of the Company as recommended by the Executive Committee at its meeting of March 11, 1997 (the "Annual Incentive Plan" and the "Long-Term Incentive Plan," respectively).

     The purpose of the Annual Incentive Plan is to promote the best interests of the Exchange while enhancing shareholder value of the Company and to promote the attainment of significant business objectives for the Company, its subsidiaries and affiliates by basing a portion of the executives' compensation on the attainment of both premium growth and underwriting profitability goals. The annual incentive awards will be paid in cash only. Annual Incentive Plan target award levels, expressed as a percentage of base salary, are established annually by the Compensation Committee. Payments under the Annual Incentive Plan are based on a combination of individual executive performance and the Company's performance.

     The Long-Term Incentive Plan, which was approved by shareholders on April 29, 1997, for purposes of qualifying the plan as a performance-based plan under
Section 162(m) of the Code, is designed to maximize returns to shareholders by linking executive compensation to the overall profitability of the Company. Target award amounts, expressed as a percentage of base salary, are determined by comparisons to peer companies and approved by the Compensation Committee.

     Performance factors applicable to the Company, such as property and casualty insurance loss ratios, investment portfolio returns, overall Company profitability, as well as other factors are considered in evaluating the Chief Executive Officer's performance. Such performance factors were considered in approving Mr. Milne's 1999 compensation. Compensation of the next three most highly compensated individuals is determined by the Compensation Committee and is based upon the factors and processes enumerated, i.e., a determination of a salary range based upon market data and evaluation of the executive with respect to the executive's job description and his or her position within the salary range.

     Compensation of the next highest paid executives (other than the Chief Executive Officer and the next three highest paid executives) is based upon the Company's established standard compensation policies and is not determined by the Compensation Committee.

     Erie Indemnity Company Executive Compensation Committee:

     Peter B. Bartlett, Chairman
     J. Ralph Borneman, Jr.
     Harry H. Weil
     Robert C. Wilburn


     December 14, 1999

Comparison of Cumulative Total Shareholder Return on the Class A Common Stock with Certain Averages

     The following graph depicts the cumulative total shareholder return for the periods indicated for the Class A Common Stock compared to the Standard & Poor's 500 Stock Index, the Standard & Poor's Property Casualty Insurance Index and the Standard & Poor's Multi-Line Insurance Index.

                CUMULATIVE TOTAL SHAREHOLDER RETURN COMPARISON(1)

     [In the paper version, the performance graph is included as a graphic.]

                                      1994       1995        1996       1997      1998      1999
                                      ----       ----        ----       ----     ----      ----
Erie Indemnity Company                $100       $157        $242       $233      $251     $264
Standard & Poor's 500 Index            100        137         169        225       289      350
Standard & Poor's Property-Casualty
    Insurance Index(2)                 100        135         164        234       213      155
S&P Multi-Line Insurance Index(2)      100        147         178        278       312      413

-----------------
(1) Assumes $100.00 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Class A Common Stock, Standard & Poor's Multi-line Insurance Index and Standard & Poor's 500 Stock Index.

(2) The Standard & Poor's Multi-Line Insurance Index was used as a comparative index in prior years. The Company believes that this index is no longer representative of comparable size companies and contains only three companies in its index. Therefore, the Company intends to compare its Class A Common Stock cumulative total shareholder return this year and in future years against the Standard & Poor's Property-Casualty Insurance Index. Cumulative Total Return assumes reinvestment of dividends.

                              CERTAIN TRANSACTIONS

     Directors Borneman and Black are officers and principal shareholders of insurance agencies which receive insurance commissions in the ordinary course of business from the insurance companies managed by the Company in accordance with the companies' standard commission schedules and agents' contracts. Such payments made in 1999 to the agencies for commissions written on insurance policies from the property and casualty insurers and EFL amounted to $2,976,832 and $472,633 for the Borneman and the Black insurance agencies, respectively.

     Director Borneman, in his capacity as an insurance agent, based on competitive bids originally placed a worker's compensation insurance policy in 1998 covering employees of the Company with Fireman's Fund Insurance Company and the Company has reviewed the policy each year since. The premium for this policy for 2000-2001 was approximately $800,000. Although Mr. Borneman received no compensation in connection with the placement of that policy in 1998, he received a commission of $4,500 in 1999 and in the future he may be entitled to receive additional commissions from Fireman's Fund in accordance with Fireman's Fund's standard commission schedules and agents' contracts for placing that insurance policy.

     John M. Petersen, a director and former President and Chief Executive Officer, and previous Chief Investment Officer of the Erie Insurance Group of Companies, who retired as an executive officer of the Company on December 31, 1995, entered into a consulting arrangement with the Company effective January 2, 1996. Under the terms of the arrangement, the Company engaged Mr. Petersen as a consultant to furnish the Company and its pension trust, the Exchange and EFL with investment services with respect to their investments in common stocks. As compensation for services rendered by Mr. Petersen, a fee of .15 of 1 percent, on an annualized basis, of the total fair market value of the common stocks under management, is paid to Mr. Petersen. The Company also pays for all necessary and reasonable expenses related to Mr. Petersen's consulting services performed under this arrangement. The compensation paid to Mr. Petersen under this arrangement in 1999 by the Exchange, the Company, the pension trust and EFL was $4,565,267, $137,688, $141,767, and $100,049, respectively.

     The following tables summarize the total return (the sum of unrealized gain, realized gain and dividends) for the common stock portfolio of the Exchange under the direction of Mr. Petersen for the five years ended December 31, 1999 and the period January 1, 2000 to March 3, 2000 compared to the total return for the Standard & Poor's 500 Index, a standard index used by many managers of equity investments, for the same periods. For the period reviewed, the Exchange common stock portfolio outperformed the Standard & Poor's 500 Index by $1.3 billion and by $53.4 million for the Other Erie Entities.

                                                      Standard & Poor's         Variance from
Period                             The Exchange    500 Index     Total Return      S&P 500
------                             ------------    ---------     ------------   -------------
                                                    (dollars in millions)
Year ended December 31, 1995           44.45%        37.54%         $467.7            $72.7
Year ended December 31, 1996           35.41         22.94           391.4            137.8
Year ended December 31, 1997           27.51         33.36           401.4            (85.4)
Year ended December 31, 1998           42.58         28.58           794.1            261.1
Year ended December 31, 1999           43.16         21.04         1,139.7            584.1
Period January 1 to March 3, 2000       4.13         -3.88           157.7            305.9
   For Entire Period                   38.04         26.49         3,352.0          1,276.2

The same information for 1999 and the period January 1, 2000 to March 3, 2000 for the Company, the pension trust and EFL has been as follows:

                                                        Standard & Poor's                       Variance from
Period                            Other Erie Entities       500 Index         Total Return         S&P 500
------                            -------------------       ---------         ------------      -------------
                                                               (dollars in millions)

Year ended December 31, 1999             32.73%               21.04%             $73.3             $26.2
Period January 1 to March 3, 2000         5.52                -3.88               16.0              27.2
   For Entire Period                     33.27                13.78               89.3              53.4

     Director Bartlett is a partner of Brown Brothers Harriman & Co. ("Brown Brothers"). During 1999, the Company and its affiliates invested approximately $26 million in various limited partnerships of which Brown Brothers through its Corporate Finance Division is the general partner, and, as the general partner, was paid management fees by the partnerships, of which $820,872 was the combined amount allocable to the Company, the Exchange and EFL based upon their limited partnership interests. The Company and its affiliates also purchased other investments in 1999 with a cost of approximately $19.8 million through Brown Brothers, and placement fees paid Brown Brothers by the investee companies on these investments amounted to $250,000. As of December 31, 1999, the market value of all investments acquired from January 1997 through December 1999 by the Company and its affiliates in Brown Brothers-managed limited partnerships was approximately $73 million, or less than 1% of the investment portfolios of the entities involved. Director Bartlett has not and will not receive any partnership distribution of earnings or any other compensation from Brown Brothers with respect to any income earned by Brown Brothers or its Corporate Finance Division from the management of the investments by the Company and its affiliates in such limited partnerships or facility fees paid by the investee companies.

                                LEGAL PROCEEDINGS

Initiation of Lawsuit to Remove Mellon Bank, N.A. as a Trustee of the H.O. Hirt Trusts

     On April 2, 1998, Mrs. Hagen, a director, filed duplicate petitions in the Court seeking the removal of Mellon Bank N.A. ("Mellon") as a co-trustee of the H.O. Hirt Trusts. The principal basis asserted by Mrs. Hagen at that time for the removal of Mellon was the allegation that Mellon, as the owner of an insurance agency, was a competitor of the Company. Among the relief requested by Mrs. Hagen in the petitions was the grant of a preliminary injunction against Mellon from voting the Class B Common Stock held by the H.O. Hirt Trusts for the purpose of the election of directors at the Company's April 28, 1998 Annual Meeting of Shareholders. Because of the potential substantial harm to the Company if the preliminary injunction was granted, the Company filed a petition to intervene in the preliminary injunction proceedings which the Court granted on April 21, 1998. On the same date, the Court denied Mrs. Hagen's request for a preliminary injunction. On April 28, 1998, the Company's 1998 Annual Meeting of Shareholders was held as scheduled and each of the candidates for election as a director of the Company named in the Company's April 1, 1998 proxy statement was elected as a director of the Company with the affirmative votes of Mellon and F. William Hirt as a majority of the trustees of the H.O. Hirt Trusts.

     On June 3, 1998, the Company, because of its substantial interest in the outcome of any matter involving a change in Mellon's status as a co-trustee of the H.O. Hirt Trusts, petitioned the Court to intervene in the trial of the issues remaining under Mrs. Hagen's petitions to remove Mellon as a co-trustee. On June 24, 1998, the Court denied the Company's petition, and, on July 13, 1998, the Company appealed the Court's denial to the Superior Court of Pennsylvania. On August 5, 1998, Mrs. Hagen, a director of the Company, filed a motion with the Superior Court of Pennsylvania to quash the Company's appeal. On August 17, 1998, the Company filed its response to Mrs. Hagen's motion to quash the Company's appeal. On October 19, 1998, the Superior Court of Pennsylvania denied without prejudice Mrs. Hagen's motion to quash the Company's appeal, and the Superior Court of Pennsylvania established a schedule for the submission of briefs on the merits of the Company's appeal.

     During June and July 1998, substantial discovery took place involving Mrs. Hagen's petitions to remove Mellon as co-trustee. Preceding the scheduled trial date of July 30, 1998, discussions took place between counsel for Mellon and counsel for Mrs. Hagen concerning a possible basis for settlement of the pending litigation. These discussions involved the circumstances under which Mellon might resign as co-trustee of the H.O. Hirt Trusts and the establishment of procedures pursuant to which a successor trustee would be appointed by the Court or by agreement of Mrs. Hagen and F. William Hirt. After a hearing conducted on July 30, 1998, the Court by letter advised counsel for all parties that the Court would not approve the settlement proposal that had been presented during the July 30, 1998 hearing, and that Mellon was to advise the Court on or before August 21, 1998 whether a revised settlement proposal would be submitted or whether the matter should be scheduled for trial by the Court for some later unspecified date.

     On August 4, 1998, the Company filed a further petition with the Court seeking the right to intervene in the proceedings insofar as the proceedings would entail the possible approval of any settlement of the petitions to remove Mellon as co-trustee or the appointment of a successor trustee to Mellon. On October 21, 1998, Mellon submitted to the Court a Petition to Resign Pursuant to and upon the Fulfillment of Certain Conditions Precedent (the "Mellon Petition"). On October 29, 1998, the Court conducted a hearing at which time, among other things, the Court heard testimony from two potential successor corporate trustees to Mellon, each of which potential successors (either Bankers Trust or Bank Boston), the Court was advised, had the approval of Mellon, Mrs. Hagen and F. William Hirt. During that same hearing, the Court indicated that it would accept the Mellon Petition and would in the future enter an order providing for the granting of the Mellon Petition, in conjunction with a further hearing on the matter of the appointment of a successor corporate co-trustee and the final Court approval thereof. On November 2, 1998, the Court scheduled such a further hearing for January 6, 1999.

     On January 6, 1999, with the concurrence of all parties, the Court accepted the resignation of Mellon as co-trustee of the H.O. Trusts and released Mellon from all further obligations with respect to the H.O. Hirt Trusts. On the same date, the Court appointed Bankers Trust as the successor co-trustee of the H.O. Hirt Trusts. On January 26, 1999, the Court assessed $637,500 in costs incurred by Mellon in connection with the removal litigation against Mrs. Hagen.

Mrs. Hagen's Petition for Injunction Directed to Gifts Made by F. William Hirt

     In response to an interrogatory addressed to F. William Hirt as part of the Mellon removal litigation, F. William Hirt indicated that he and his wife had made a series of gifts of Class A Common Stock between 1994 and 1997 aggregating $10.3 million (market value at time of gift) to certain Company personnel, various other friends and a series of charitable institutions, in addition to gifts to each of their two daughters. The recipients of the gifts who were directors of the Company were:

                                                                                     Market Value
Name                   Positions with the Company                                  At Date of Gifts
----                   --------------------------                                  ----------------
Seth E. Schofield      Director (until October 22, 1998)                              $209,483

Stephen A. Milne       President, Chief Executive Officer and a Director              $340,097

John M. Petersen       Retired Chief Executive Officer, Consultant and a Director     $169,438

Jan R. Van Gorder      Senior Executive Vice President, Secretary and General         $ 84,719
                       Counsel and a Director

     On October 16, 1998, Mrs. Hagen, without any authorization from the Company or the Board of Directors to do so, wrote to each of these recipients accusing them of violating the Company's conflict of interest policies. Mrs. Hagen demanded their resignation as directors of the Company not later than October 23, 1998 and threatened them with litigation and adverse publicity.

     The following events thereafter occurred:

     (i) Seth Schofield resigned as a director of the Company on October 22, 1998 and in his letter of resignation advised the remaining members of the Board of Directors that his resignation was tendered not because he believed Mrs. Hagen's allegations were meritorious, but because he believed he had become a lightning rod for certain actions undertaken by Mrs. Hagen and that his resignation might provide a foundation for more harmonious Board interaction;

     (ii) The other three directors retained individual counsel (David H. Pittinsky of Ballard, Spahr, Andrews & Ingersoll LLP) who advised Mrs. Hagen's counsel that her demands were unjustified, baseless and rejected; and

     (iii) The Company held a special meeting of its Board of Directors on October 27, 1998.

     At the October 27, 1998 special meeting and at the December 16, 1998 regular meeting, the Board of Directors took the following actions:

     (i) Appointed a special committee (the "Special Committee") of the Board of Directors (consisting of Harry H. Weil, Peter B. Bartlett, Samuel P. Black, III,
J. Ralph Borneman, Jr., Patricia A. Goldman and Edmund J. Mehl, who constituted all of the members of the Board of Directors other than Mrs. Hagen, F. William Hirt and the three remaining directors who received gifts) to investigate the circumstances of the gifts, to determine whether the gifts violated any applicable law, breached any applicable fiduciary duty, violated any applicable policy of the Company, were consistent with generally accepted principles of corporate governance, constituted significant improper payment to such recipients and to determine, in the business judgment of the Special Committee, whether any action should have been taken by the Company;

     (ii) Ratified the action of the Company under the BCL and the Company's Bylaws and upon receipt of appropriate undertakings, which were received, in paying expenses incurred by the three individuals in retaining counsel to advise them in connection with Mrs. Hagen's October 16, 1998 letter and in defending any resulting legal proceedings; and

     (iii) Constituted the members of the Special Committee as the Nominating Committee of the Board of Directors for the purpose of nominating candidates for director for election by the shareholders at the 1999 Annual Meeting.

     At both the October 27, 1998 and the December 16, 1998 Board of Directors meetings, Mrs. Hagen voted against each of the actions taken and stated her opinion, for unspecified reasons, that none of the members of the Special Committee was independent.

     Special Committee Report

     The Special Committee, consistent with Pennsylvania law and good corporate governance, retained Covington & Burling, Washington, D.C., as independent legal counsel and undertook a comprehensive investigation of the circumstances involving the gifts. At a March 9, 1999 meeting of the Board of Directors, the Special Committee presented its unanimous report, which contained both conclusions and recommendations. The report concluded in summary that F. William Hirt's gifts did not influence the recipients' actions with respect to matters affecting the Company and that the evidence overwhelmingly established F. William Hirt's and the gift recipients' integrity and good faith.

     Conclusions of the Special Committee

     The Special Committee reached the following conclusions with respect to the gifts made by Mr. and Mrs. Hirt to Stephen A. Milne, John M. Petersen, Jan R. Van Gorder and Seth E. Schofield:

     1. With the advice of counsel, the Special Committee concluded that it was disinterested and capable of objective judgment under Pennsylvania law with respect to the conclusions reached in the report of the Special Committee.

     2. No violation of criminal law occurred.

     3. No director had breached his fiduciary duty.

     4. No Company policy or principle of corporate governance had been violated.

     5. F. William Hirt's intent in giving the gifts was generosity toward particular friends. The Special Committee found no evidence that influencing directors on any Board issue or vote was any part of Mr. Hirt's intent.

     6. The intent of the directors who received gifts was entirely to accept a gift they believed to be appropriate. The Special Committee found no evidence that their (the directors who received gifts) votes on any issue were affected by the gifts.

     7. The Special Committee found no evidence to cast doubt on the integrity or good faith of the directors who accepted gifts. Rather, the evidence showed that all times the recipients believed their actions were in the best interests of the Company and its shareholders.

     Recommendations of the Special Committee

     The Special Committee stated its belief that the current discord on the Board of Directors is destructive and that actions that are entirely innocent may appear otherwise in such an atmosphere. The Special Committee also stated its belief that the Board of Directors should maintain control over compensation for directors and senior management, and that there is potential for very large shareholders to affect that compensation in a company such as the Company. The Special Committee, therefore, recommended that a Bylaw be adopted by the Board of Directors that would prohibit a director or officer from accepting gifts of other than nominal or insignificant value from, among others, other directors or officers, requiring certain notification to the Board of Directors relating to gifts and excluding gifts among members of an individual's family from the proscription of the proposed Bylaw. After extensive discussion, the Board of Directors at its March 9, 1999 meeting adopted without dissent the new Bylaw proposed by the Special Committee.

     On March 10, 1999, the Company filed the report of the Special Committee with the Court. On March 11, 1999, the Court conducted a hearing on Mrs. Hagen's petition following which, on March 17, 1999, Mrs. Hagen withdrew her petition.

Petition for Declaratory Judgment Filed by Bankers Trust

     On May 6, 1999, Bankers Trust filed a Petition For A Citation to Show Cause Why Declaratory Relief Should Not Be Granted (the "Declaratory Judgment Petition"). The Declaratory Judgment Petition sought a determination whether
Section 1405(c)(4) of the Pennsylvania Insurance Company Law provides the exclusive means by which persons may be nominated and elected to the Company's Board of Directors or whether shareholders independently have the power to nominate and elect to the Board of Directors persons other than those nominated by the Nominating Committee of the Board of Directors.

     On May 25, 1999, the Company and F. William Hirt filed preliminary objections to the Declaratory Judgment Petition, seeking its dismissal. On May 25, 1999, Mrs. Hagen joined in support of the Declaratory Judgment Petition.

     On June 16, 1999, Mrs. Hagen filed a motion seeking leave to amend her prior response supporting the Declaratory Judgment Petition, so as to assert a claim against the Company in the nature of a request for an injunction against certain bylaw amendments adopted by the Company effective June 15, 1999 relative to the nomination and election of directors.

     On June 29, 1999, the Court conducted a hearing on the matter of the Declaratory Judgment Petition. On July 15, 1999, the Court sustained the preliminary objections which had been filed by the Company and by F. William Hirt and the Court dismissed the Declaratory Judgment Petition and also dismissed Mrs. Hagen's petition to amend.

Legal Proceedings to Appoint a Successor Corporate Co-Trustee to Bankers
Trust

     On March 3, 1999, Bankers Trust filed with the Court its Petition to Accept Resignation of Trustee (the "Bankers Trust Petition"), by which Bankers Trust requested that the Court accept its resignation as corporate co-trustee of the H.O. Hirt Trusts.

     On May 7, 1999, the Court conducted a hearing on the Bankers Trust Petition, at which time the Court issued an Order accepting the resignation of Bankers Trust pending the appointment by the Court of a successor corporate co-trustee.

     On December 15, 1999 and on January 27, 2000, the Court conducted hearings on the selection of a successor corporate trustee, including the presentation of testimony by two successor trustee candidates.

     On February 23, 2000, the Court entered an Order directing F. William Hirt and Mrs. Hagen to finalize certain matters relating to a so-called "funding plan" for the payment of a successor corporate co-trustee and to make application to the Internal Revenue Service for a private letter ruling on the tax treatment of the finalized "funding plan." Under its Order of February 23, 2000, the Court indicated that upon the receipt of the private letter ruling from the Internal Revenue Service, the Court would then select the successor corporate co-trustee.

     On March 6, 2000, the Company filed a motion for reconsideration and/or clarification of the Court's February 23, 2000 Order. The motion requested that the Court (i) reconsider its schedule for designating a successor corporate co-trustee due to the March 3, 1999 resignation and make that designation presently and (ii) reconsider and/or clarify the Court's prohibition on the Company's involvement in a finalized funding plan for payment of the corporate co-trustees fees because several of the proposed funding alternatives could only be implemented through actions to be undertaken by the Company. On March 8, 2000, F. William Hirt also filed a motion for reconsideration. On March 15, 2000, the Court denied the Company's and F. William Hirt's motions. On March 24, 2000, the Company and F. William Hirt filed appeals to the Superior Court of the Court's February 23, 2000 Order.

Petition for Declaratory Judgment and Motion for Preliminary Injunction Filed by Mrs. Hagen; Bankers Trust Joinder Therein

     On March 9, 2000, Mrs. Hagen delivered a complaint, a motion for a preliminary injunction and a memorandum of law to the President Judge of the Court. On March 14, 2000, the President Judge established a hearing date of April 3, 2000 for Mrs. Hagen's motion for a preliminary injunction and the hearing was held as scheduled on April 3, 2000. The outcome of this litigation will determine whether or not the Company will permit the nomination of the Hagen Nominees at the Annual Meeting. If the Court either denies Mrs. Hagen's request for a preliminary injunction or renders no decision as to Mrs. Hagen's request for a preliminary injunction prior to the Annual Meeting, the Company will not permit the nomination of the Hagen Nominees at the Annual Meeting, and the Company will permit the nomination of the Hagen Nominees at the Annual Meeting only if the Court grants Mrs. Hagen's request for a preliminary injunction prior to the Annual Meeting. The Company will in any event permit Mrs. Hagen to make her other proposals. See "Election of Directors - The Company's Position as to the Exclusivity of Nomination of Director Candidates by the Nominating Committee" and "Mrs. Hagen's Proposals to Obtain Control of the Company."

     Mrs. Hagen's complaint seeks declaratory relief in the form of an order that (i) the Nominating Committee of the Company's Board of Directors does not have the exclusive right to nominate candidates for election as directors of the Company by shareholders, (ii) any holder of Class B Common Stock may nominate candidates for election as directors of the Company by shareholders and vote on those nominees and (iii) Mrs. Hagen has the right to submit the Hagen Nominees to a vote of Class B shareholders at the Annual Meeting.

     Mrs. Hagen's motion for a preliminary injunction seeks a preliminary injunction enjoining the Company from taking any action to prevent, delay or otherwise hinder Mrs. Hagen from submitting the Hagen Nominees to a vote of Class B shareholders at the Annual Meeting. Bankers Trust has joined in Mrs. Hagen's complaint and motion.

     On March 30, 2000, the Company filed responses to Mrs. Hagen's complaint and motion for preliminary injunction as well as a memorandum of law in opposition to Mrs. Hagen's motion for preliminary injunction. The responses set forth the Company's belief that the facts and legal theories on which Mrs. Hagen's motion for preliminary injunction and complaint are based are in error.

     The Court held a hearing on Mrs. Hagen's motion on April 3, 2000. During the cross-examination of Mrs. Hagen, Mrs. Hagen responded, inter alia, that she could not remember who in addition to her lawyers, had assisted her in the selection of the Hagen Nominees and that she did not personally know a majority of the Hagen Nominees.

     See "Election of Directors" for further information regarding the Company's analysis of the correct role of the Nominating Committee under applicable law and the validity of the Company's position relating thereto.

MRS. HAGEN'S PROPOSALS TO OBTAIN CONTROL OF THE COMPANY

     In a letter dated December 29, 1999, Mrs. Hagen submitted to the Company a notice, purported by her to be in accordance with the requirements of Sections 2.07(a) and (b) of the Company's Bylaws, of three shareholder proposals in respect of the Annual Meeting. Mrs. Hagen's letter identified her proposals as follows:

     "(1) I propose the following persons (the "Hagen Nominees") for consideration by the Nominating Committee of the Company as part of its slate of directors for election to the Board of Directors of the Company (the "Board") at the Annual Meeting:

                  Kenneth B. Frank
                  Patricia Garrison-Corbin
                  Susan Hirt Hagen
                  Samuel P. Katz
                  Claude C. Lilly, III, Ph.D.; CLU, CPCU
                  Henry N. Nassau
                  Mitchell S. Rosenthal, M.D.
                  Perry M. Smith, Ph.D.; Major General, USAF (Ret.) Charles D. Snelling
                  William H. Starbuck, Ph.D.
                  James M. Trapp

     I believe the Hagen Nominees are appropriate candidates for election at the Annual Meeting. Each Hagen Nominees (including myself) has agreed to be included in the Nominating Committee's slate or any other slate only so long as all the Hagen Nominees are included in such slate, and only so long as the Hagen Nominees, if elected, would constitute a majority of the Board.

     "(2) If the Nominating Committee does not include the Hagen Nominees in its slate of directors for election to the Board at the Annual Meeting, this Notice constitutes my proposal to nominate the Hagen Nominees for election as directors of the Company at the Annual Meeting. I will appear at the Annual Meeting to nominate the Hagen Nominees for election to the Board.

     "(3) If I am not permitted to nominate the Hagen Nominees for election at the Annual Meeting, this Notice constitutes my proposal for submission to the shareholders of the Company at the Annual Meeting (a) to remove all directors elected at the Annual Meeting immediately following their election; (b) to amend the Bylaws by deleting the first sentence of Section 3.02 and replacing it with a new first sentence, which shall read as follows:

     The Board of Directors shall consist of not less than seven (7), nor more than sixteen (16), Directors (the exact number to be fixed from time by resolution of the Board or by vote of the Shareholders at any duly organized annual or special meeting of Shareholders), the majority of whom shall be citizens and residents of the United States, each of whom shall be at least eighteen (18) years of age, elected at the Annual Meeting of Shareholders, to serve until the ensuing Annual Meeting and until a successor is elected and qualified or until his or her earlier death, resignation or removal.

     "(c) to reduce and fix the number of directors on the Board to eleven
     (11) directors; and

     "(d) to nominate the Hagen Nominees for election as directors of the Company to fill the vacancies on the Board. I will appear at the Annual Meeting to present this proposal."

     On March 9, 2000, Mrs. Hagen filed preliminary proxy materials with the SEC regarding her proposed solicitation of proxies to vote for the Hagen Nominees for director at the Annual Meeting in opposition to the candidates for director nominated by the Nominating Committee. On March 15, 2000 and March 24, 2000, Mrs. Hagen filed revised preliminary proxy material with the SEC.

     Mrs. Hagen's revised preliminary proxy material, in addition to describing the Hagen Nominees for whom she proposes to solicit proxies for election as director, describes her proposed solicitation of proxies for the following other proposals in the event the Court has not reached a decision in favor of Mrs. Hagen prior to the Annual Meeting: (i) removal of all of the directors of the Company immediately following their election at the Annual Meeting; (ii) amendment of the Company's Bylaws to allow the shareholders to fix the number of members constituting the Company's Board of Directors; (iii) reduction of the size of the Company's Board of Directors to 11 persons and (iv) nomination of the Hagen Nominees for election as directors of the Company to fill the vacancies that would exist in the Board of Directors if the Company's shareholders were to vote to remove the directors they had just elected.

     The Board of Directors intends to instruct its proxy holders to use their discretionary authority to withhold authority for the election of the Hagen Nominees, in the event it is judicially determined that the nomination of the Hagen Nominees at the Annual Meeting is legally valid, and, in any event, to vote against Mrs. Hagen's other proposals if she presents her other proposals at the Annual Meeting. Each member of the Company's Board of Directors, with the exception of Mrs. Hagen, individually recommends that shareholders vote against the election of the Hagen Nominees, in the event it is judicially determined that the nomination of the Hagen Nominees at the Annual Meeting is legally valid, and, in any event, each of the other proposals of Mrs. Hagen for the following reasons:

     (i) The Nominating Committee, composed entirely of independent directors, unanimously determined not to nominate any candidate proposed by Mrs. Hagen for the reasons set forth under "Election of Directors," including the refusal of Mrs. Hagen's proposed candidates to agree to interviews with the Nominating Committee and the lack of independence of Mrs. Hagen's proposed candidates.

     (ii) None of the director candidates proposed by Mrs. Hagen, other than herself, has any experience as a director of an insurance company.

     (iii) Several of the director candidates proposed by Mrs. Hagen would be shortly ineligible to serve under the age limits established by the Company's Bylaws.

     (iv) The director candidates proposed by Mrs. Hagen are ineligible to serve under the applicable Pennsylvania law because only candidates duly nominated by the Nominating Committee are eligible for election as directors at the Annual Meeting.

     (v) The wholesale replacement of the existing members of the Company's Board of Directors, under which the Company has achieved record results year after year is likely to have a material adverse effect on the Company and therefore adversely effect the value of the Company's Class A Common Stock and Class B Common Stock and have a destablizing effect on the Company's management, employees and agents.

     (vi) The election of a Board of Directors beholden to a single person (Mrs. Hagen) is likely to impact negatively the Company's competitive position and make more difficult the retention of a number of the Company's important relationships with employees, agents and policyholders.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of Brown, Schwab, Bergquist & Co. as the Company's independent public accountants for 2000. The Company has been advised by Brown, Schwab, Bergquist & Co. that none of its members has any financial interest in the Company.

     A representative of Brown, Schwab, Bergquist & Co. will attend the Annual Meeting, will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.

     The Board of Directors recommends a vote FOR the ratification of the selection of Brown, Schwab, Bergquist & Co. as the Company's independent public accountants for 2000.

                INFORMATION CONCERNING SOLICITATION PARTICIPANTS

     Under applicable regulations of the SEC, each director of the Company and each candidate for director nominated by the Nominating Committee set forth under "Election of Directors -- Candidates for Election" is deemed a "participant" in the solicitation of proxies under this Proxy Statement. The name and principal occupation of these persons (the "Participants") is set forth under "Election of Directors -- Candidates for Election." References to "Participants" in this section do not include Mrs. Hagen, who was not nominated by the Nominating Committee as a candidate for election as a director by the shareholders at the Annual Meeting. The number of shares of Class A Common Stock and Class B Common Stock of the Company and of Common Stock of EFL owned by each Participant is set forth under "Beneficial Ownership of Common Stock." The following table sets forth the name and business address of each Participant as well as any transaction by each Participant in Class A Common Stock within the past two years. No Participant engaged in any transaction involving Class B Common Stock in the past two years.


                                          Date of
Name and Business Address                 Transaction           Type of Transaction           Number of Shares
-------------------------                 -----------           -------------------           ----------------
Peter B. Bartlett                         --                    --                            --
Partner
Brown Brothers Harriman & Co.
59 Wall Street
New York, NY  10005

Samuel P. Black, III                      --                    --                            --
President, Treasurer and Secretary
Samuel P. Black & Associates,Inc.
400 French Street
Erie, PA 16507

J. Ralph Borneman, Jr.                    --                    --                            --
President and Chief Executive
  Officer
Body-Borneman Associates, Inc.
President
Body-Borneman, Inc.
17 E. Philadelphia Avenue
Boyertown, PA 19512-1125

Patricia A. Goldman                       --                    --                            --
3026-1/2 Q Street, N.W.
Washington, D.C. 20007

F. William Hirt                           01/06/98              Disposition by Gift            2,730
Chairman of the Board                     01/08/98              Disposition by Gift              690
Erie Indemnity Company                    01/12/98              Disposition by Gift            5,600
100 Erie Insurance Place                  01/16/98              Disposition by Gift               30
Erie, PA 16530                            03/10/98              Disposition by Gift           10,000
                                          03/17/98              Disposition by Gift            6,800
                                          06/24/99              Disposition by Gift           37,100
                                          12/10/99              Disposition by Gift              615
                                          12/20/99              Disposition by Gift           13,832

                                          Date of
Name and Business Address                 Transaction           Type of Transaction           Number of Shares
-------------------------                 -----------           -------------------           ----------------
Gwendolyn S. King                         11/26/99              Purchase                         300
1506 Hamilton Street, N.W.
Washington, D.C.  20011

Martin J. Lippert                         --                    --                            --
Vice Chairman, Executive Vice
   President and Chief Information
   Officer of Systems and Technology
Royal Bank of Canada
315 Front Street West, 8th Floor
Toronto, Ontario M5V 3A4
Canada

Stephen A. Milne                          01/06/98              Acquired by Gift               2,730
President and Chief Executive             01/16/98              Acquired by Gift                  30
   Officer                                02/11/98              Disposition by Gift              318
Erie Indemnity Company                    05/26/99              Disposition by Gift              426
100 Erie Insurance Place
Erie, PA 16530

John M. Petersen                          03/10/98              Disposition by Gift              690
124 Voyageur Drive                        07/16/98              Disposition by Gift            3,000
Erie, PA 16505                            07/02/99              Disposition by Gift            3,500
                                          09/03/99              Disposition by Gift           35,620
                                          09/27/99              Disposition by Gift           33,250
                                          11/12/99              Disposition by Gift           31,400
                                          12/29/99              Disposition by Gift           15,000

Jan R. Van Gorder                         11/19/98              Disposition by Gift            4,000
Senior Executive Vice President,          11/19/99              Sale                          15,000
  Secretary and General Counsel           12/30/99              Disposition by Gift              500
Erie Indemnity Company
100 Erie Insurance Place
Erie, PA 16530

Harry H. Weil                             --                    --                            --
7 Foxwood Drive
Pittsburgh, PA 15238

Robert C. Wilburn                         11/09/99              Purchase                       2,000
Distinguished Service Professor
Carnegie Mellon University
P.O. Box 248
New Derry, PA  15671-0248

     Except as described in other sections of this Proxy Statement, there are no contracts, arrangements or understandings by any Participant or any of the Participant's respective affiliates or associates within the past year with any person with respect to the Class A Common Stock or Class B Common Stock of the Company. Furthermore, except as described in other sections of this Proxy Statement, none of the Participants nor any of their respective affiliates or associates (i) directly or indirectly beneficially owns any securities of the Company or of any subsidiary of the Company, (ii) has had any relationship with the Company in any capacity other than as a shareholder, employee, officer or director, (iii) is either a party to any transaction or series of transactions since January 1, 1999, or has knowledge of any currently proposed transaction or series of transactions, (a) to which the Company or any of its subsidiaries was or is to be a party, (b) in which the amount involved exceeds $60,000 and (c) in which any Participant or any affiliate or associate of a Participant had or will have a direct or indirect material interest or (iv) has entered into any agreement or understanding with any person respecting any (a) future employment by the Company or its affiliates or (b) any transactions to which the Company or any of its affiliates will or may be a party.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report for 1999 has previously been mailed to all holders of Class A Common Stock and Class B Common Stock.

                              SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company's proxy statement for its 2001 Annual Meeting of Shareholders must deliver such proposal in writing to the Company's Secretary at the Company's principal executive offices at 100 Erie Insurance Place, Erie, Pennsylvania 16530, not later than December 12, 2000.

     Pursuant to Section 2.07 of the Company's Bylaws, if a shareholder desires to present at the 2001 Annual Meeting of Shareholders (i) a proposal to the Nominating Committee relating to candidates for consideration and decision as to their nomination for election as directors by shareholders or (ii) a proposal relating to other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, such shareholder must comply with the provisions for shareholder proposals set forth in Section 2.07 of the Bylaws, including the delivery of such proposal in writing to the Company's Secretary, 100 Erie Insurance Place, Erie, Pennsylvania 16530, no earlier than December 12, 2000 and not later than January 11, 2001, as follows:

Section 2.07. Shareholder Proposals.

     (a) Shareholder Proposals Relating to Candidates for Election as Directors.

     (1) A Shareholder, whether or not entitled to vote in the election of Directors, may propose to the Nominating Committee of the Board of Directors one or more persons who the Shareholder believes would be appropriate candidates for election by Shareholders as a Director at any meeting of Shareholders at which Directors are to be elected. Such proposal shall be made by notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Nominating Committee of the Board of Directors of the corporation to the attention of the Secretary of the corporation at the principal office of the corporation, within the time limits specified herein and otherwise in accordance with this Section 2.07(a).

     (2) In the case of an annual meeting of Shareholders, any such written proposal by a Shareholder must be received by the Nominating Committee not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the corporation first mailed its proxy statement to Shareholders for the annual meeting of Shareholders in the immediately preceding year; provided, however, that in the case of an annual meeting of Shareholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of Shareholders in the immediately preceding year, any such written proposal by a Shareholder must be received by the Nominating Committee within five business days after the earlier of the date the corporation shall have mailed notice to its Shareholders that an annual meeting of Shareholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission (the "SEC"), or otherwise publicly disseminated notice that an annual meeting of Shareholders will be held.

     (3) In the case of a special meeting of Shareholders, any such written proposal by a Shareholder must be received by the Nominating Committee within five business days after the earlier of the date that the corporation shall have mailed notice to its Shareholders that a special meeting of Shareholders will be held, issued a press release, filed a periodic report with the SEC, or otherwise publicly disseminated notice that a special meeting of Shareholders will be held.

     (4) Such written proposal by a Shareholder shall set forth (A) the name and address of the Shareholder who has made the proposal, (B) the name, age, business address and, if known, residence address of each person so proposed,
(C) the principal occupation or employment for the past five years of each person so proposed, (D) the number of shares of capital stock of the corporation beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock, (E) a description of any arrangement or understanding between each person so proposed and the proposing Shareholder with respect to such person's proposal, election as a Director, and actions to be proposed or taken by such person if elected as a Director, (F) the written consent of each person so proposed to serve as a Director if nominated and elected as a Director and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the SEC if proxies were to be solicited for the election as a Director of each person so proposed.

     (5) If a written proposal by a Shareholder submitted to the Nominating Committee fails, in the reasonable judgment of the Nominating Committee, to contain the information specified in clause (4) hereof or is otherwise deficient, the Chairperson of the Nominating Committee shall, as promptly as is practicable under the circumstances, provide written notice to the Shareholder of such failure or deficiency in the written proposal by a Shareholder and such Shareholder shall have five business days from receipt of such notice to submit a revised proposal that corrects such failure or deficiency in all material respects.

(b) Shareholder Proposals Relating to Matters Other Than
    Candidates for Election as Directors.

     (1) A Shareholder of the corporation may bring a matter (other than a proposal to the Nominating Committee of a candidate for election as a Director which is covered by subsection (a) of this Section 2.07) before a meeting of Shareholders only if (A) such matter is a proper matter for Shareholder action and such Shareholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Secretary of the corporation at the principal office of the corporation, within the time limits specified herein or (B) the Shareholder complies with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 (as amended) relating to inclusion of Shareholder proposals in the corporation's proxy statement.

     (2) In the case of an annual meeting of Shareholders, any such written notice of presentation of a matter by a Shareholder must be received by the Secretary of the corporation not less than 90 calendar days nor more than 120 days before the first anniversary of the date on which the corporation first mailed its proxy statement to Shareholders for the annual meeting of Shareholders in the immediately preceding year; provided, however, that in the case of an annual meeting of Shareholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of Shareholders in the immediately preceding year, any such written notice of presentation by a Shareholder of a matter must be received by the Secretary of the corporation within five business days after the earlier of the date the corporation shall have mailed notice to its Shareholders that an annual meeting of Shareholders will be held, issued a press release, filed a periodic report with the SEC, or otherwise publicly disseminated that an annual meeting of Shareholders will be held.

     (3) In the case of a special meeting of Shareholders, any such written notice of presentation of a matter by a Shareholder must be received by the Secretary of the corporation within five business days after the earlier of the date the corporation shall have mailed notice to its Shareholders that a special meeting of Shareholders will be held, issued a press release, filed a periodic report with the SEC, or otherwise publicly disseminated notice that a special meeting of Shareholders will be held.

     (4) Such written notice of presentation of a matter by a Shareholder shall set forth information regarding such matter equivalent to the information regarding such matter that would be required under the proxy solicitation rules of the SEC if proxies were solicited for Shareholder consideration of such matter at a meeting of Shareholders.

     (5) If a written notice of presentation of a matter submitted by a Shareholder to the Board of Directors fails, in the reasonable judgment of the Board of Directors, to contain the information specified in clause (4) hereof or is otherwise deficient, the Chairperson of the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the Shareholder who submitted the written notice of presentation of a matter of such failure or deficiency in the written notice of presentation of a matter and such Shareholder shall have five business days from receipt of such notice to submit a revised written notice of presentation of a matter that corrects such failure or deficiency in all material respects.

     (6) Only matters submitted in accordance with the foregoing provisions of this Section 2.07(b) shall be eligible for presentation at such meeting of Shareholders, and any matter not submitted to the Board of Directors in accordance with such provisions shall not be considered or acted upon at such meeting of Shareholders.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting and in this Proxy Statement under the caption "Mrs. Hagen's Proposals to Obtain Control of the Company," but if any matters are properly presented, execution of the proxy enclosed herewith shall confer discretionary authority upon the persons named to vote on any matter presented at the Annual Meeting unless prohibited by applicable provisions of the Exchange Act. By Order of the Board of Directors,


                                        Jan R. Van Gorder,
                                        Senior Executive Vice President,
                                        Secretary and General Counsel
April 12, 2000
Erie, Pennsylvania

                             ERIE INDEMNITY COMPANY
                              CLASS B COMMON STOCK
                                      PROXY

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 25, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints F. William Hirt, Stephen A. Milne and Jan R. Van Gorder, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Class B Common Stock of Erie Indemnity Company (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Auditorium of the F. W. Hirt - Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 on April 25, 2000 at 3:00 p.m., and at any adjournment, postponement or continuation thereof, as follows:

1. ELECTION OF DIRECTORS

   [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY
                                              to vote for the candidates
                                              listed below

INSTRUCTION: To withhold authority to vote for any individual candidate, strike a line through the candidate's name in the list below.

Peter B. Bartlett, Samuel P. Black, III, J. Ralph Borneman, Jr., Patricia A. Goldman, F. William Hirt, Gwendolyn S. King, Martin J. Lippert, Stephen A. Milne, John M. Petersen, Jan R. Van Gorder, Harry H. Weil, Robert C. Wilburn.

2. PROPOSAL TO RATIFY THE SELECTION OF BROWN, SCHWAB, BERGQUIST & CO. AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR 2000.

          [ ]   FOR                [ ]   AGAINST          [ ]   ABSTAIN

In their discretion, the proxy holders on behalf of and at the direction of the Board of Directors of Erie Indemnity Company, are authorized to vote with respect to matters incident to the conduct of the Annual Meeting and upon such other business as may properly come before the Annual Meeting, pursuant to SEC Rules and any adjournment, postponement or continuation thereof.

                                     (OVER)

If the Hagen Proposals described in the accompanying Proxy Statement are properly presented at the Annual Meeting, the proxies, in their discretion, intend to vote the shares represented by this proxy AGAINST each of the Hagen Proposals.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the candidates for Director named above and FOR the ratification of Brown, Schwab, Bergquist & Co. as independent public accountants for the Company for 2000.

This proxy should be dated, signed by the shareholder(s) and returned promptly to the Company in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

_________________________________(SEAL)

_________________________________(SEAL)

______________________________________

    Date:__________________, 2000